MASTER ALLIANCE AGREEMENT

This Master Alliance Agreement (“Agreement”) is entered into as of September 15, 2004 (“Effective Date”), by and between Audible, Inc., a Delaware corporation having offices at 65 Willowbrook Boulevard, Wayne, New Jersey 07470 (“Audible”) and France Loisirs S.A.S., a French stock corporation having offices at 123 Boulevard de Grenelle, 75015, Paris, France (“France Loisirs”), and Audio Direct S.A.S., a French stock corporation having offices at 123 Boulevard de Grenelle, 75015 Paris, France (“Audio Direct”).

R E C I T A L S

WHEREAS, France Loisirs is a leading media seller in certain French-speaking countries, possessing valuable market knowledge and market access as well as a base of approximately 4 million customers;

WHEREAS, France Loisirs’s customer base and overall market reach is intended to aid in the cooperation between Audible and France Loisirs and support France Loisirs in the successful performance of its obligations hereunder;

WHEREAS, Audible has developed and operates a service that allows end user licensees to access digital audio spoken word programming content (“Content”) for immediate play and streaming, and/or for storage and time-shifted playback to an end user’s computer, server or other device or media capable of accessing such Content (collectively with any changed, expanded or updated versions of such service offerings implemented by Audible and made available to France Loisirs from time to time, the “Audible Service”), with such end user licensees acquiring Content for their own use and not for redistribution (“End Users”);

WHEREAS, Audible has developed the leading position in the rapidly growing market for downloading digital audiobooks and spoken content in the United States through the Audible Service and possesses experience, technology and relationships that can support the development of the Audible Service offerings for the French-speaking market; and

WHEREAS, France Loisirs, desires to create, develop and expand its business in various French-speaking countries through the creation, development, promotion and operation of a French version of the Audible Service aimed at the French-speaking market, and Audible desires to provide certain technology, know-how and services to support France Loisirs and Audio Direct in these efforts consistent with the terms and conditions of this Agreement. France Loisirs has established a wholly owned subsidiary, Audio Direct, through which it intends to operate the Business (as the term is defined below) under and according to the terms and conditions of this Agreement, and Audio Direct shall be a direct beneficiary of all rights granted by Audible under this Agreement, and shall be a direct obligor of all obligations arising out of this Agreement towards Audible. Therefore, references to “France Loisirs” in this Agreement shall mean France Loisirs and Audio Direct, collectively, except where it is expressly indicated that a reference in this Agreement is only to France Loisirs or Audio Direct, individually.

NOW THEREFORE, the parties, intending to be legally bound, agree as follows:

ARTICLE 1
THE BUSINESS

1.1 General. This Agreement is intended to and shall describe and encompass the entire relationship between Audible and France Loisirs relating to the Audible Service as well as any technology, know-how or services provided or referred to herein.

1.2 Exclusive Appointment to Operate the Business and Limitations. Subject to the terms and conditions of this Agreement and as more fully detailed and set forth hereinafter, Audible hereby grants to France Loisirs the exclusive right and license during the Term (as defined in ARTICLE 7) to conduct and operate the Business, and France Loisirs accepts such grant. Both parties shall use their commercially reasonable efforts to conduct the Business at all times and faithfully, honestly and diligently perform their obligations under and in accordance with this Agreement (the “Appointment”). The terms “Business” and the “Exclusive Field” each means establishing, providing, operating and promoting a French language web site that is a French language version of the Audible Service (both as the Audible Service is currently being provided and will be provided by Audible in the future and using all technical means and methods of distribution that the Audible Service is currently using or will be using in the future, as more fully described out in the immediately following subparagraph), to offer and sell licenses to End Users to download digital audio books and audio spoken word content primarily in French. The term “Audible Content” means English-language Content that is sourced from or by Audible. The parties understand that while the editorial of such web site shall be in the French language, it may include some English language elements that are incidental to the Business and editorially appropriate, including by way of illustration, English-language titles, reviews, customer feedback, and similar materials. Accordingly, there is no requirement that all elements of the Business be in French but that it be predominantly in French, and provided that France Loisirs complies with the terms and conditions of this Agreement. Notwithstanding anything to the contrary in this Agreement, France Loisirs agrees that its marketing activities related to the Business shall be focused on and limited to the following geographic regions, unless otherwise mutually agreed: France, French speaking areas of Belgium, French Canada, and French Africa, and the French-speaking parts of Switzerland, Luxembourg and other French-speaking countries.

The means by which the Content may be distributed to End Users may include, without limitation: (i) distributing via various methods, regardless if such methods are currently developed and known already or will evolve in the future, such as (but not limited to) downloads streaming, push- and pull services; (ii) distributing over various networks such as but not limited to Internet cable networks, satellite networks, cellular networks, radio networks; (iii) distributing in the context of various services such as but not limited to www, e-mail, FTP, P to P Applications; (iv) distributing in various formats such as but not limited to MP3, MP4, AA, wma; realaudio, egg vorbis, etc.; or (v) distributing on various devices such as but not limited to PC, Mobile Phones, PDA, Smartphones; Audio Players and portable Audio Devices, in each case as authorized by this Agreement. France Loisirs agrees that all Audible Content shall be stored, served and provided only from systems owned or controlled by Audible. All End User sales (and any other sales that may be authorized by Audible) of licenses to Audible Content shall be on terms acceptable to Audible.

Notwithstanding anything to the contrary in this Agreement, all rights granted to France Loisirs shall be deemed to be subject to any restrictions and limitations to which Audible is subject (e.g., from its third party licensors and service providers). France Loisirs agrees to comply with any such restrictions and limitations.

~***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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1.2.1 Establishment of the Business. In furtherance of the Appointment and subject to the terms and conditions of this Agreement, the parties shall jointly create and establish the web site or web sites through which the Business will be conducted. France Loisirs shall have primary responsibility for operating and controlling the operation of the Business, with Audible providing supporting Services (as the term is defined in Section 2.2) and certain rights and Audible Content as further described in this Agreement. The Business will be operated in accordance with this Agreement, solely in the Exclusive Field (subject to Section 1.3 below), and will allow End Users (“France Loisirs End Users”) to download digital spoken word audio content primarily in French (collectively, “France Loisirs Content”). Audible agrees to use its reasonable efforts to provide France Loisirs with Audible’s existing documentation (as such documentation will be developed, amended and updated from time to time) describing Audible’s procedures for managing day-to-day interactions with customers and will provide France Loisirs with updates of such documentation, if any, without undue delay, solely for use in managing the day-to-day operations of the Business consistent with Audible’s reasonable practices.

1.3 Incidental Spillover. The preceding notwithstanding, the parties acknowledge and agree that, due to the nature of the Internet, it may be possible that, despite France Loisirs’s operation of the Business in accordance with this Agreement, some customers outside of the Exclusive Field may access and place orders with the Business, and that such incidental “spillover” shall not be deemed to be a violation of the Appointment or of France Loisirs’s obligations under this Agreement. Likewise, the parties further acknowledge and agree that, due to the nature of the Internet, it may be possible that customers within the Exclusive Field may access the web sites of Audible or its partners or licensees and place orders with such parties, and that such incidental “spillover” shall not be deemed a violation of Audible’s obligations under this Agreement or otherwise. It is expressly agreed that no party will solicit or otherwise actively encourage such “spillovers” provided that this shall not preclude Audible or its licensees from promoting the Audible Service through websites in languages other than French.

1.4 Management of the France Loisirs-Audible Relationship. To initiate and foster an effective, collaborative, working relationship between Audible and France Loisirs, the parties will agree upon appropriate procedures and processes to manage their relationship with respect to the Business, and to administer this Agreement and the activities undertaken pursuant to this Agreement. To that end, each party shall designate one qualified person to act as its primary point of contact to administer this Agreement (the “Relationship Managers”). The specific scope of authority of the Relationship Managers shall be as mutually agreed by the parties; however, the parties intend that the Relationship Managers will be the primary interfaces for managing and coordinating the parties’ day-to-day interactions. The Relationship Managers will communicate regularly and will meet regularly (whether in person, by teleconference, or as otherwise agreed) pursuant to an agreed upon schedule and as circumstances warrant, so that Audible and France Loisirs may be kept fully apprised of matters related to their relationship (e.g., progress of undertakings, new opportunities, delays, etc.), and so that the parties may resolve (and if appropriate, escalate to more senior executives) and mitigate the effect of any problems.

1.5 Compliance With Laws And Good Business Practices. France Loisirs shall secure and maintain in force in its name all required regulatory licenses, permits and certificates relating to the operation of the Business. France Loisirs shall operate the Business in compliance with all applicable laws, ordinances and regulations, including, without limitation, all applicable United States (for those aspects of the business hosted or otherwise conducted in the United States), French, European Union, and other laws and regulations relating to privacy, the use or transfer or disclosure of personal or technical data and information, workers’ compensation insurance, unemployment insurance and taxes. Audible shall support France Loisirs with its obligations under the preceding sentences by making available to it its know-how acquired through its existing activities and based upon its experience in developing businesses similar to the Business in other jurisdictions. All advertising and promotional materials France Loisirs uses to promote the Business must conform to high standards of ethical advertising but taking into account possible cultural differences applicable to individual countries or communities. The parties shall meet their obligations under this Agreement adhering to the highest standards of honesty, integrity, fair dealing and ethical conduct and shall refrain from any business or advertising practice that might harm the other party or the goodwill associated with the Business or the Audible Service (in the case of France Loisirs). Each party shall notify the other party in writing within five (5) days after the commencement of any action, suit or proceeding, or the issuance of any order, writ, injunction, award or decree of any court, agency or other governmental unit, which might adversely affect the other party or its agents or affiliates, the Business or the reputation and goodwill of the Business.

~***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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1.6 Reservation by Audible. All sales and distribution of Audible Content shall be on terms acceptable to Audible, provided that Audible shall impose on France Loisirs no obligations or terms more restrictive or onerous than those that Audible itself is subject to or applies in the operation of the Audible Service. * * *

1.7 * * *. Notwithstanding anything to the contrary in this Agreement, France Loisirs agrees the Business shall not be or become * * *, without the express prior written consent of Audible, which shall not be unreasonably withheld or delayed. The parties agree that it shall not be unreasonable for Audible to withhold consent when Audible has an enforceable legal obligation to preclude any of the preceding activities.

1.8 Channel Partners. Subject to the terms of this Agreement, France Loisirs may authorize third parties to act, within the Exclusive Field, as the alliance partners, sub-agents or sub-distributors with respect to the marketing and/or distribution of Content (each, a “Channel Partner”). Prior to France Loisirs’s approaching or establishing any relationships with Channel Partners, the parties shall mutually agree upon a technique, procedure and parameters for working with the Channel Partners.

(a) Audible’s prior written consent shall be required for any sale or distribution of any Content that is not solely through a “mirror” site where Audible, on behalf of the Business, processes the transactions and provides fulfillment of Content-related orders; Audible’s prior written consent also shall be required with respect to any implementation or technology issues related to establishment or operation of any “mirror” site. Mirror sites may include “white label” or “private label” versions of the web site of the Business. Audible’s prior written consent shall not be unreasonably withheld or delayed.

(b) Audible’s prior written consent shall be required for any Channel Partners that are multi-national entities or whose products or services are offered on a multi-national basis. Notwithstanding the preceding, Audible’s prior written consent shall not be required to approach such Channel Partners if the relationship is limited to French language activities within the Exclusive Field, provided that France Loisirs obtains Audible’s prior written consent for entering into any contracts with such Channel Partners. Where Audible’s consent is required under this paragraph, such consent shall not be unreasonably withheld or delayed.

(c) Audible’s prior written consent shall be required for any sharing of any Confidential Information related to Audible, the Audible Content or other intellectual property of Audible, or related to the relationship between Audible and the Business; however, France Loisirs may disclose the existence, but not the terms, of its relationship with Audible without the requirement of prior written consent.

France Loisirs shall be responsible for assuring each Channel Partner’s compliance with this Agreement and each agreement with France Loisirs, and France Loisirs shall enforce such agreements; any breach of any term or requirement of this Agreement by any such party shall be deemed to be France Loisirs’s breach for purposes of this Agreement. France Loisirs shall qualify all people or organizations seeking to become Channel Partners and shall train any such accept-able Channel Partners as reasonably necessary to assure an acceptable level of quality and performance. France Loisirs shall regularly evaluate the performance of each Channel Partner for purposes of determining the level of skill of each such parties’ relationship with End Users, and the general representation of the Business and the Content afforded by each Channel Partner. Audible shall have access, upon reasonable prior notice, to all written contracts of France Loisirs pertaining to any activities related to the marketing, sale or distribution of Content by the Channel Partners.

~***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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1.9 Device Deals and Similar Relationships. France Loisirs shall not enter into any contracts or relationships for the manufacture, marketing or distribution of devices enabled to access, read, store, or play Content, except with the prior written approval of Audible, which shall not be unreasonably withheld or delayed, and subject to any terms and restrictions arising out of Audible’s relationships with device manufacturers and providers (collectively, “Device Manufacturers”), unless France Loisirs, or a company affiliated with France Loisirs, with the prior written approval of Audible (which shall not be unreasonably withheld or delayed), enters into a contract or relationship with a Device Manufacturer on terms and conditions more preferential than the ones that Audible enjoys under its agreement/relationship. Prior to France Loisirs’ approaching any Device Manufacturers, the parties shall mutually agree upon a strategy and procedure for approaching, negotiating and establishing relationships with prospective Device Manufacturers, and on the roles that Audible and France Loisirs will have in any negotiations with such parties. Audible agrees that it shall seek input from France Loisirs prior to entering into a contract with a Device Manufacturer for the marketing or distribution of such devices in the Exclusive Field.

ARTICLE 2
IMPLEMENTATION AND SERVICES

2.1 Implementation of the Business. The parties will, subject to the terms and conditions of this Agreement, implement the Business in accordance with the agreed-upon project plan attached to this Agreement as Schedule 2.1 (the “Project Plan”). Each party agrees to undertake and perform its respective responsibilities and tasks assigned to it in accordance with the Project Plan. As further described in the Project Plan, the parties intend and agree that Audible shall have overall responsibility for managing the technology/infrastructure issues related to establishing, implementing and Launching the Business, subject to France Loisirs providing its full support, input and cooperation at all times as reasonably requested by Audible and as otherwise required in accordance with this Agreement and the Project Plan. The parties intend that the Project Plan be a “living document” and as such, will be updated (while remaining consistent with the responsibilities and roles set forth in it except with the parties’ express mutual agreement in writing) by the parties throughout the course of implementing the Business, so that it remains current and responsive to the evolving business considerations related to the successful Launch and operation of the Business. The parties, through their Relationship Managers, will agree upon any necessary operational procedures for updating the Project Plan.

2.2 Business Services. Subject to the terms and conditions of this Agreement, Audible agrees to provide the following services and such other services in support of the Business as are allocated to Audible under this Agreement or agreed upon by the parties (collectively, the “Services”). A description of the Services to be provided by Audible initially is set forth in Schedule 2.2. The parties understand and acknowledge that the tasks undertaken by Audible depend, in part, upon the timely and complete performance of France Loisirs of its respective obligations, and agree that Audible shall not incur liability to the extent that its failure to perform under this Agreement is caused by France Loisirs’s failure to meet its obligations.

While Audible is providing Services prior to a Transition (as defined in Section 2.5), Audible only will be responsible for correcting problems in the Audible IP and systems used to run the Business which relate to the Audible Service (which, for purposes of this clause, expressly includes Audible’s hardware and software/IT suppliers, vendors, consultants and employees of Audible or third parties providing services or delivering goods to Audible for its operation of the Audible Service), when and to the same extent that Audible makes such corrections in the Audible Service (i.e., Audible will, as part of the Services, implement for the Business such updates, bug fixes, patches or other updates to the Software licensed by Audible to the Business as Audible implements for the Audible Service). Specific post-Transition activities to be undertaken by Audible shall be as mutually agreed upon as part of the Transition Plan.

~***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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2.3 Compensation for Services. Compensation to Audible for Services shall include the amounts set forth in this Section 2.3, and any other Services-related compensation expressly agreed upon by the parties (collectively, the “Services Compensation”). The payments to Audible under this ARTICLE 2 will be made by Audio Direct, although France Loisirs shall remain jointly and severally liable with Audio Direct for payment of such amounts as are due to Audible. France Loisirs will secure that Audio Direct receives the financial resources necessary to fulfill its payment obligations under this Agreement. For that purpose, France Loisirs will provide such financial resources by infusing cash into Audio Direct's capital reserve account readily in advance of the due date of any payment obligations of Audio Direct under this Agreement.

2.3.1 Upfront Services Fees. France Loisirs shall pay Audible a non-recoupable and non-refundable payment of US $1 million which shall be a fee covering Audible’s services during the Initial Term. These services include services provided before Launch and after Launch in accordance with Schedule 2.1 and 2.2. The US $1 million will be comprised of $750,000 as upfront services fees (the “Upfront Services Fees”) and $250,000 as Upfront Royalty Payment (as defined below). France Loisirs agrees that the Upfront Services Fees shall be paid pursuant to the following schedule:

$250,000 to be paid upon the Effective Date;

$250,000 to be paid thirty (30) days later; and

$250,000 to be paid ninety (90) days later, but not earlier than December 1, 2004.

France Loisirs also agrees to pay to Audible the remaining, non-recoupable and non-refundable amount of US$250,000 (the “Upfront Royalty Payment”), in twelve (12) monthly installments of US$20,833.33 per month during the twelve (12) months commencing thirty (30) days following the date on which the third payment of Upfront Services Fees is paid or due, whichever comes first (but payment of such installments shall not commence earlier than January 1, 2005), until the Upfront Royalty Payment is paid in full.

As used above, the term “Launch” means (i) the successful completion of alpha and beta testing of the web site through which the Business is conducted in accordance with the Project Plan, and (ii) the Business enabling end users to sign-up for service and to purchase and download content, as described more fully in Schedule 2.1.

2.3.2 Payment of Incremental Expenses. Subject to the terms of this Section 2.3 France Loisirs also agrees to pay Audible any Incremental Expenses, which shall be chargeable pursuant to the terms of this Section 2.3. The term “Incremental Expenses” means expenses and costs (including fees, costs and expenses arising out of or related to the Services) that Audible incurs specifically for the Business to help launch or serve the Business, including Transition (as described in Section 2.5, below) provided that such costs are specifically incurred by Audible for, and are clearly allocable to, the Business and are beyond or in addition to Audible’s normal business expenses. By way of illustration and not limitation, Incremental Expenses include: (i) additional license fees Audible incurs to any licensor specifically in performance of the Services or the Business, (ii) additional costs Audible incurs for Content, translation of Content,, or processing of Content, (iii) additional costs Audible incurs related to customer service systems or server hosting or bandwidth costs specifically related to the Business, with such costs calculated in accordance with Schedule 2.3.2, (iv) all or an appropriate proportion of the cost of any licenses or hardware that Audible acquires for use by France Loisirs (except for certain licenses or hardware covering Audible’s capacities existing as of the Effective Date, with such costs calculated in accordance with Schedule 2.3.2). The parties agree that France Loisirs will not be charged for time spent by Audible’s management in connection with the Business; however, if Audible incurs other Incremental Expenses for its personnel supporting the Business (e.g., if France Loisirs’s needs for the Business are such that Audible is not reasonably able to use existing personnel and, as a result, hires additional employees), all or the appropriate proportion of such costs of additional, non-management personnel shall be Incremental Expenses. In general, costs and expenses incurred by Audible that are allocable both to the Business and to Audible’s own or third parties’ business (including costs and expenses in excess of the thresholds set forth in the preceding sentences) shall be reimbursed on a pro rata basis. In cases where a clear allocation is not possible, the parties shall in good faith agree on a mechanism for a fair and appropriate sharing of such costs and expenses.

~***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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2.3.3 Reimbursement. If and to the extent that Audible incurs such Incremental Expenses in compliance with this Section 2.3, France Loisirs shall reimburse all such amounts within thirty (30) days following submission of an appropriate invoice, provided that any individual Incremental Expenses above US$1000 on a per-item-basis will require prior express approval of France Loisirs to be reimbursable to Audible (which approval shall not be withheld unreasonably); Audible shall not be obligated to incur any expenses or costs that are denied by France Loisirs and France Loisirs understands that its delay or rejection or failure to reimburse any Incremental Expense for which Audible has sought France Loisirs’ prior approval may have an adverse impact on the Business and/or the Launch, for which Audible shall not be liable. Evidence reasonably documenting Incremental Expenses incurred will be furnished to France Loisirs upon request, and France Loisirs will have the right to audit and verify any Incremental Expenses that Audible charges France Loisirs.

2.4 Cooperative Marketing Efforts. France Loisirs shall develop a plan to market and promote the Business and the Content to prospective and potential France Loisirs End Users in the Exclusive Field, and shall be responsible for the marketing of the Business (“Marketing”). France Loisirs will not engage during the Term in Marketing any services or products competitive with the Business or that include digital spoken word audio distributed online, over the airwaves, or in any manner of distribution described in Section 1.2.

2.5 Transition. Upon France Loisirs request, the parties will work cooperatively and in good faith to mutually agree in writing (including, if applicable, by means of a separately signed amendment to this Agreement or separately signed agreement) upon a process and plan for transitioning the post-Launch Business from an Audible Services-environment to a “standalone” environment should the parties agree in good faith that it is in the best interest of the Business to do so, so that France Loisirs may operate the Business and its underlying systems without Audible’s providing any or all of the Services (“Transition” and the “Transition Plan”). This process and plan may include, by way of example, establishing and maintaining a remote “hot” backup site for the Business so that the Business may be transferred from Audible-controlled servers to France Loisirs-controlled servers rapidly if there is a problem with Audible’s systems or if France Loisirs elects to Transition the Services away from Audible. Notwithstanding anything to the contrary in this Agreement, no Transition may occur until after the first anniversary of the date on which Launch occurred has passed.

The parties also will mutually agree in writing upon: (i) the conditions that may give rise to a Transition and the terms and limitations pursuant to which a Transition would occur, including ongoing obligations and undertakings of the parties post-Transition, and (ii) on appropriate limitations, reasonably acceptable to Audible, on successor service providers for the Business, so that Audible’s rights in and to Audible’s intellectual property (including Audible Know-How, as defined in Section 3.3, below) are protected against use by or disclosure to competitors of Audible. The occurrence of any Transition shall not affect any payment obligations of France Loisirs with respect to the Royalty or any other amounts that may be chargeable for use of the intellectual property or assets of Audible or its licensors. Any Incremental Expenses incurred in connection with a Transition shall be borne by France Loisirs in accordance with Sections 2.3.2 and 2.3.3, above. As shall be further addressed in the Transition Plan, Audible will work with France Loisirs to provide France Loisirs with such existing Audible documentation and manuals that are reasonably necessary for France Loisirs to operate the Business post-Transition in substantially the same manner as it operated the Business prior to Transition. Notwithstanding the foregoing, Audible agrees that in the event Audible (or its successor in interest) should decide not to continue the provision of the services as rendered towards France Loisirs under this Agreement in accordance with this Agreement, at that point in time Audible will, upon France Loisirs’ request, perform a Transition in accordance with the applicable Transition Plan.

~***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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Notwithstanding anything to the contrary in this Agreement or in any Transition Plan, Audible shall have no obligation or liability following Transition for any problems or matters that arise out of or result from: (i) any breach of this Agreement by France Loisirs or anyone acting on its behalf, (ii) the modification or commingling of any Audible IP (as defined in Section 3.3) or any other materials, information, technology or systems provided by Audible (or that Audible supported) with any products or other materials not supplied or authorized by Audible, (iii) the abuse or misuse of any Audible IP (as defined in Section 3.3) or any other materials, information, technology or systems provided (or supported) by Audible, or their use in an otherwise unauthorized, unlawful or inappropriate manner. Audible’s post-Transition obligations shall not extend beyond providing such continuing support and updates, if any, as are agreed upon in the Transition Plan regarding the unmodified materials, information, technology and systems provided by Audible.

2.6 Independent Operation. Audible has provided in Schedules 2.1 and 2.2 a description of the material systems, software, infrastructure and other technology components (based on the initial design for the Business as of the Effective Date), that are necessary for France Loisirs to have in place if the Business is Transitioned from an Audible Services environment, so that France Loisirs may operate the Business in substantially the same manner as was designed to be operated while Audible was providing the Services (the “Necessary Technologies”). The parties will mutually agree upon a process for updating Schedules 2.1 and 2.2 so that the description of Necessary Technologies remains reasonably current as the design and functionality of Business evolves until and after Launch. Schedules 2.1 and 2.2 also shall identify which elements of Necessary Technologies Audible will license to France Loisirs at no additional cost (with the exception of Incremental Expenses) for use in the Business following a Transition (subject to Audible’s rights to do so and subject to payment of any Incremental Expenses incurred) and which elements France Loisirs must acquire independently. The use and licensing of such elements shall be addressed as part of the Transition process, including the specific terms governing use of such elements that are owned or provided by Audible. Audible will work with France Loisirs as part of any Transition to make available Audible’s existing standard documentation that is necessary for France Loisirs to operate the software and systems being transitioned to France Loisirs for operation independent of Audible.

2.7 Training and Technical Assistance. Audible shall make available to France Loisirs adequate training for France Loisirs’s staff in order to enable France Loisirs to launch and maintain the Business in the Exclusive Field in the manner contemplated by the Project Plan and France Loisirs’s staffing. Audible shall further provide technical assistance in connection with the Launch and the maintenance of the Business, in the manner contemplated by this Agreement, the Project Plan and, as applicable, the Transition Plan.

~***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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ARTICLE 3
TRADEMARKS AND OTHER INTELLECTUAL PROPERTY

3.1 License to Audible Trademarks. Subject to the terms and conditions of this Agreement, and in consideration for the fees paid by France Loisirs to Audible hereunder: (i) Audible grants to France Loisirs a license to use the Audible brand, trademarks, logos, trade dress, and domain names identified in Schedule 3.1 (as Schedule 3.1 may be modified and/or augmented by Audible in writing from time to time) and goodwill connected therewith (collectively, the “Marks”), during the Term, solely for the operation of the Business consistent with this Agreement; and (ii) Audible agrees that France Loisirs’s rights to use the Marks shall be exclusive within the Exclusive Field (except for any rights Audible must retain to exercise its rights, or to perform its obligations under this Agreement), and to avoid doubt, the parties expressly agree that France Loisirs’ exclusive rights shall be limited to the Exclusive Field. No other use of the Marks shall be permitted without Audible’s prior written approval in each case. Subject to the terms and conditions of this ARTICLE 3, the license granted hereunder shall specifically include the right to use the Marks in combination with France Loisirs’s own trademarks, service marks, trade names and trade dress in connection with the operation of the Business consistent with this Agreement. Notwithstanding the foregoing, France Loisirs understands that Audible will not delete from Schedule 3.1 any of the “Core Marks” identified in Schedule 3.1 and will keep, at its sole cost and expense, all registrations of the Core Marks current and active and will readily pay all due registration and other administrative fees so as not to endanger their continued registration, unless Audible does so due to: (1) a requirement of law or governmental authority, (2) to avoid liability to a third party, (3) because of France Loisirs’ failure to cure a breach of this ARTICLE 3, or (4) because Audible has elected to generally restrict or cease use of the Mark in connection with the Audible Service (although, in the case of (4), Audible will work with France Loisirs to give France Loisirs a reasonable period of time to transition away from using the applicable Core Marks). If Audible elects to allow a registration for a Mark to lapse, other than for one of the reasons stated in (1) - (3) of the previous sentence, Audible agrees to notify France Loisirs reasonably in advance of the lapse date and to provide France Loisirs with the opportunity to continue using the Mark during the Term, provided France Loisirs continues to comply with this Agreement and pays any amounts required to continue Audible’s registration of the Mark in the applicable jurisdiction.

3.2 Ownership Of The Marks.

3.2.1 General. France Loisirs acknowledges and agrees that: (i) Audible is the sole and exclusive owner of all right, title and interest in and to the Marks, including without limitation for use in connection with the Audible Service; and (ii) France Loisirs recognizes the value of the goodwill associated with the Marks in connection with such products and acknowledges that the Marks and all rights therein, the goodwill pertaining thereto and any registrations therefor worldwide belong exclusively to Audible, and all use of the Marks under this Agreement shall inure to the benefit of Audible. Subject to the foregoing, Audible acknowledges and agrees that France Loisirs is and shall be deemed the sole and exclusive owner of all right, title and interest in and to the trademarks owned by France Loisirs that do not incorporate the Marks or any other branding or trademarks of Audible (the “France Loisirs Marks”). Use of the France Loisirs Marks shall inure to the benefit of France Loisirs. Notwithstanding the foregoing, all trademarks and brands owned by third parties shall remain the sole and exclusive property of such parties.

3.2.2 Non-Contravention. France Loisirs agrees that during the Term, and at all times thereafter, it will not, directly or indirectly, challenge or attack the title or any rights of Audible in and to the Marks or any applications for registration or registrations of such Marks or assist others in doing so in any way. Further, France Loisirs agrees and acknowledges that it shall use the Marks in accordance with the terms set forth in this Agreement and shall not take any action to diminish, dilute or tarnish the value and/or quality of the Marks including, without limitation, any act that may infringe and/or lead to the infringement of the Marks and/or any intellectual property rights affiliated with the Marks.

~***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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3.2.3 Transfer of Domain Names. France Loisirs, subject to the full reimbursement of all out-of-pocket-expenses that France Loisirs (or companies affiliated with France Loisirs - "verbundene Unternehmen", as such term is used in §§ 15 ff. of the German Stock Corporation Law - AktG) has incurred in the registration of such URLs / domain names) irrevocably assigns and agrees to assign, and will make its affiliated companies assign, to Audible all right, title and interest in and to all those domain names that have been registered by France Loisirs or companies affiliated with France Loisirs (all of which France Loisirs has identified in Schedule 3.2.3), effective upon the Effective Date, including all copyrights and other intellectual property rights inherent therein or appurtenant thereto (the "Domains"). Promptly following the Effective Date France Loisirs shall take or cause to be taken any acts (e.g., filings with domain name registrars, etc.) required to give effect to this assignment. To protect the value and goodwill associated with Audible's name, brand and trademarks worldwide, France Loisirs warrants that, after giving effect to the transfer of Domains to Audible as set forth in the first sentence of this sub-section* * *.

3.2.4 Marketing Strategy; Quality Controls.

(a) France Loisirs may incorporate the “look and feel” of the Audible Service (e.g., coloring, placement of branding and navigation elements, links, etc.) into the Business, and France Loisirs shall have the overall responsibility and right to control its own local advertising strategy related to promotion of the Business, subject to the terms of ARTICLE 3 with respect to the use of the Audible Marks. (For purposes of this Section 3.2.3, the term “Marks” shall be deemed to include the “look and feel” of the Audible Service.) France Loisirs agrees that it shall not advertise the Business in any manner that would reasonably be expected to cause confusion between the Business and the Audible Service or which would dilute or diminish the value of the Marks. By way of illustration and not limitation, unless otherwise agreed in writing by Audible France Loisirs shall limit all of its advertising and marketing copy to the French language (which shall not prevent France Loisirs from using isolated English language idioms, words or expressions in its advertising), and shall clearly distinguish France Loisirs and the Business (as the provider of French-language digital audio books and spoken word audio content) from the Audible Service (as the provider of English and all other language digital audio books and spoken word audio content).

(b) France Loisirs acknowledges the importance to Audible of its goodwill and reputation with consumers of maintaining high, uniform standards of quality in the products sold and services provided under the Marks. France Loisirs agrees to use the Marks only in the form, fonts and styles and with such appropriate proprietary notices and legends as reasonably prescribed from time to time by Audible. France Loisirs’s use of the Marks will meet or exceed Audible’s quality standards and use guidelines as expressed by Audible to France Loisirs from time to time and be consistent with (and be subject any restrictions on use necessary to comply with) applicable law. Audible shall have the right to exercise quality control over the use of its Marks to the degree that Audible reasonably deems necessary to maintain the validity and enforceability of such Marks (and the Audible brand generally) and to protect the goodwill associated therewith. If Audible, in its reasonable opinion, finds that France Loisirs’s use of the Marks materially threatens the goodwill, value or validity of the Marks and/or that France Loisirs is not complying with its obligations under this Section, Audible may require that France Loisirs take immediate steps to rectify the problem. At Audible’s discretion, Audible also may escalate the problem through the parties’ respective senior managers and/or require that France Loisirs immediately stop using such Mark(s) pending resolution of the problem (e.g., if necessary to protect Audible’s rights or to avoid liability). France Loisirs agrees to work with Audible reasonably and in good faith to respond to Audible’s concerns under this Section in a timely and expeditious manner.

~***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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3.3 Ownership of Intellectual Property Generally. Except as expressly agreed in writing otherwise, Audible and France Loisirs (or their respective licensors and suppliers, as applicable) each shall be deemed to be the sole and exclusive owner of any pre-existing or independently created proprietary technologies, tools, content and other intellectual property that they each may provide or use, or license to each other, in the course of this Agreement or in connection with the Business, and all derivatives, enhancements and improvements thereto, including all copyrights and other intellectual property rights inherent therein or appurtenant thereto and also including, as far as Audible is concerned, the Marks and the Audible Know-How (as defined below) (the “Audible IP” and the “France Loisirs IP”, respectively). By way of example and not limitation, each party’s respective intellectual property includes its pre-existing or independently developed content, software, systems, products, tools, utilities, processes, technologies, methods of doing business, and Confidential Information (as the term is defined in Section 9.2). For purposes of clarity, the Audible IP also includes any Audible Know-How that may be provided, disclosed or used by Audible in the course of this Agreement or in connection with the Business. The term "Audible Know-How" means the trade secrets, Confidential Information, methods, unpatented inventions, technical data, formulations, proprietary production process know-how and show-how, technology and technical information which are owned and/or developed, in whole or in part, by Audible as of the Effective Date, and any derivatives thereof.

3.3.1 Audible Know-How License. To the extent that Audible provides or discloses any Audible Know-How under this Agreement to France Loisirs, and to the extent necessary for France Loisirs to develop and operate the Business and for such purpose, Audible grants to France Loisirs, subject to the terms and conditions of this Agreement, a non-transferable license during the Term to use such Audible Know-How solely to conduct the Business. Subject to the terms and conditions of this Agreement, Audible agrees that France Loisirs’s rights to use the Audible Know-How under this Section shall be exclusive as to the market defined by the Exclusive Field (except for any rights Audible must retain to exercise its rights, or to perform its obligations under this Agreement).

3.3.2 License to Other Audible Materials. Subject to the terms and conditions of this Agreement, Audible grants to France Loisirs, under Audible’s applicable intellectual property rights, a non-transferable license during the Term to use the Other Audible Material solely to conduct the Business. Unless otherwise agreed by Audible, the Other Audible Materials may only be used by France Loisirs in their intended manner and for the purpose for which they are provided. France Loisirs understands that its rights to use the Other Audible Materials and the manner in which the Other Audible Materials may be used shall be subject to any limitations on Audible’s rights and any other limitations to which Audible is subject. The term “Other Audible Materials” means intellectual property and proprietary materials of Audible that Audible provides to France Loisirs for use in the Business, that are not the subject of another license granted to France Loisirs pursuant to this Agreement or of another agreement between Audible and France Loisirs.

3.3.3 Additional Updated Technologies. Audible agrees during the Term to provide or make available to the Business, to the extent that Audible has the rights to do so, the future developed and implemented technologies and intellectual property that are used to operate the Audible Service, for use by the Business in substantially the same manner as such materials are used in the Audible Service. The parties shall mutually agree upon a process for including in the Business new technologies that are implemented for the Audible Service without additional costs other than those related to or arising out of the Business.

~***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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3.4 Audible Content. Audible agrees to make available to France Loisirs for the Business all Audible Content for which Audible has the necessary worldwide rights, that are licensed or otherwise controlled by Audible and that France Loisirs may request, and France Loisirs shall pay Audible’s cost for such Content. France Loisirs agrees that it only shall license, use and distribute such Content subject to terms and procedures that are at least as protective of Audible’s (and its licensors’) rights as those that France Loisirs uses to protect its own (and its licensors’) rights in and to France Loisirs Content similarly used and distributed. France Loisirs understands that its rights to use any such Content and the manner in which such Content may be used also shall be subject to any limitations to which Audible is subject. Notwithstanding anything to the contrary in this Agreement, Audible shall have the right to withdraw and cease making available any particular Content, in Audible’s business discretion, and France Loisirs shall comply with any notice or requirement from Audible in that regard. All End User licenses to any Content of Audible shall be subject to such agreements, terms and conditions as are established or required by Audible from time to time, and in establishing such agreements, terms and conditions Audible will take into account that the laws applicable to End Users domiciled in territories in the Exclusive Field may require adjustments and adaptations.

3.5 France Loisirs Customer Data. France Loisirs shall be and remain the exclusive owner of any and all customer data and information and related transaction history for customers of the Business who were sourced from France Loisirs or any of its affiliates or who were originated by the Business.

3.6 Rights Reserved. All rights not expressly granted by the parties are reserved.

3.7 Filing with INPI. Within two weeks from the signing of this Agreement, the parties shall file with the French INPI (Institut National de la Propriété Industrielle) a summary of the key terms of France Loisirs’s license to use the Marks, in order to render such right to use enforceable against third parties under French law.

3.8 Moral Rights and Similar Rights. With respect to any assignments of rights to Audible under this Agreement, such assignment also shall be deemed to include the following. France Loisirs either assigns to Audible, or waives and agrees never to assert against Audible or any third party, any “moral rights”, “droit moral” or similar rights that France Loisirs may have or obtain in any of the assigned materials or in any intellectual property or other property of Audible. France Loisirs agrees to obtain assignments or waivers consistent with the foregoing from any third party or affiliated entity that may have any such rights in any such materials, for purposes of confirming and securing Audible’s rights.

ARTICLE 4
FINANCIAL TERMS

4.1 Initial Funding of the Business. France Loisirs will, at its own sole cost and expense, fund all Start-Up Costs of the Business until the Business first achieves Breakeven. Notwithstanding the preceding, France Loisirs shall have the right to discontinue the operation of the Business at any time if, in France Loisirs’s sole but reasonable opinion, the prospects of the Business should not justify continued operation, in which event the terms of ARTICLE 7 and ARTICLE 8 of this Agreement shall apply. These Start-Up Costs will be recoupable solely in accordance with and subject to this Agreement. As used above, “Breakeven” means the first time that the Business has achieved positive Net Income for the immediately preceding fiscal year. “Net Income” means net income of the Business as determined in accordance with IAS. “Start-Up Costs” means all costs and losses incurred (whether capitalized or expensed for accounting purposes) by France Loisirs prior to Breakeven for starting-up and initially launching the Business, after deducting therefrom (i) the Upfront Services Fees, and (ii) the Upfront Royalty Payment (as defined below).

4.2 Audible’s Non-Services Related Compensation. As partial consideration for the licenses and rights granted to France Loisirs, Audible shall be compensated in accordance with this Section 4.2 in addition to the Upfront Royalty Payment.

~***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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4.2.1 Ongoing Royalty Payments.

(a) Subject to the last sentence of Section 4.5, Audio Direct agrees to pay to Audible a royalty, commencing with the Business achieving Breakeven, as follows (the “Royalty”). The Royalty will be applied retroactively to the first fiscal year for which Breakeven occurred. The Royalty shall be five percent (5%) of the Business’s Net Paid Revenues, unless in a particular fiscal year the Business has generated net paid revenues of more than EUR 20 million; in which case the Royalty applicable to that year will be a flat fee of EUR 1 million, unless the Business has generated net paid revenues in excess of EUR 33.3 million during that year; in which case the Royalty applicable to that year shall be EUR 1 million plus 3% of Net Paid Revenues in excess of EUR 33.3 million. The Royalty shall be payable annually, after deduction of any mandatory five percent (5%) (or such other amount as is required by law) French withholding tax and subject to the limitations set forth in Section 4.4. Each Royalty payment shall be accompanied by a statement documenting and verifying the calculation of the Royalty, the amount due, and such other information as the parties may agree upon. “Net Paid Revenues” means net paid revenues for digital spoken word content (i.e., its net paid revenues after the deduction of sales tax and/or respectively, VAT, net of returns, after deduction of hardware revenue separately listed in the customer invoice, but not of cost of hardware included in subscriptions and not separately listed in the customer invoice, calculated in accordance with IAS.

(b) The Royalty covers the post-Launch period licenses granted to France Loisirs, updates of the Audible software, as well as the use of third party software licenses as they exist as of the Effective Date (e.g., Broadvision) to the extent Audible has the right to grant such use rights to use third party software, and for use of hardware existing as of the Effective Date (e.g., server capacity). The Royalty does not cover Incremental Expenses. For the avoidance of doubt, if Audible does not have sufficient usage capacity under an existing software license to accommodate the Business, the cost of any Incremental Expenses incurred by Audible to expand or obtain additional licenses to cover such additional capacity will be borne by France Loisirs as described in Section 2.3.

4.2.2 Additional Royalty. Audible also shall receive an Additional Royalty as follows. Fifty percent (50%) of the annual Net Income available for distribution, as calculated in accordance with IAS after deduction of any Commission, of any Bonus and of any Royalty but before deduction of any Additional Royalty of the Business, will be paid to Audible as an Additional Royalty (the “Additional Royalty”). The payment of the Additional Royalty to Audible in accordance with this Section shall occur for the first time after the Business has achieved Breakeven. All payments of the Additional Royalty shall be made after deduction of any mandatory five percent (5%) (or such other amount as is required by law) French withholding tax.

4.3 Commissions. France Loisirs shall be entitled to receive a Commission (the “Commission”) from the Business for customers referred from France Loisirs’s customer base, as follows. The Commission shall be twelve percent (12%) of the Business’s Net Paid Revenues derived during the last fiscal year from France Loisirs End Users of the Business that were recruited from France Loisirs’s documented customer base as such customer base exists as of the Effective Date and thereafter as such customer base may change independently of the Business (the “FL Customers”). The Commission shall continue to be paid for such customers for as long as their accounts established during the Term remain active.

~***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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4.4 Bonus Payments.

4.4.1 Once the Business has achieved Breakeven for the first time, the Commission will be increased by the Bonus (defined below) with respect to FL Customers, subject to the terms of this Section 4.4. The Bonus will be applied retroactively to the fiscal year in which Breakeven occurred. The Bonus shall remain in effect only while France Loisirs has not yet fully recouped its Start-Up Costs, and in no event shall any Bonus be paid once France Loisirs has recouped its Start-Up Costs.

4.4.2 The “Bonus” shall be fifteen percent (15%) of the Business’s Net Paid Revenues from FL Customers that are commission bearing under Section 4.3 above. Until France Loisirs has recouped its start up costs it shall receive the lesser of Net Income before Royalties or the Bonus for each year (after payment of the Commission but before payment of the Bonus and the Royalty) from FL Customers during the applicable fiscal year. For the avoidance of doubt, in years for which a Bonus is payable, if and to the to the extent that payment of the Royalty and the Bonus would lead to a negative Net Income for the Business, the Bonus shall have the priority of payment until the total recoupment by France Loisirs of its Start-Up Costs. More generally, payment of Commission shall always have priority over payment of Bonus and payment of Royalty, and payment of Bonus shall always have priority over payment of Royalty. Illustrations of various Commission, Bonus, Royalty and Additional Royalty calculations and scenarios are set forth in Schedule 4.4.2.

4.5 Payment of Commission, Bonus and Royalty. The basis for the calculation of the Commission, the Bonus and the Royalty shall in each case be the immediately preceding fiscal year of the Business. The Commission shall be paid monthly and under any circumstances (even to the extent it would lead to Negative Income), the Bonus and the Royalty shall each be due once per fiscal year and shall be paid (if and to the extent the applicable conditions for their respective payment have been met for the applicable fiscal year) two (2) weeks after the financial statements for the Business for such preceding fiscal year have been audited, approved and adopted. The first fiscal year of the Business for this purpose shall be a “stub” year, starting on the date the Business commences its operations and ending on December 31, 2004. Once France Loisirs has recouped its Start-Up Costs, the Royalty will be reduced to the extent necessary to retain a Net Revenue of the Business of EUR 1 after payment of the Royalty.

4.6 Additional Contributions. If for any fiscal year, the Budget (as defined below) for the Business approved by the parties indicates a need for additional capital, or if a capital injection must be made to meet requirements of law, the parties will, to the extent possible under French corporate law, each be given the opportunity to meet 50% of such need, and then to additionally contribute any remaining funds needed by the Business that the other party has elected not to contribute (in each case “Additional Investment”). To the extent France Loisirs shall operate the Business through a subsidiary as envisaged in Section 13.12 (in particular through Audio Direct), and to the extent France Loisirs as (sole) shareholder of such subsidiary shall be obliged under French corporate law to carry out a recapitalization in the form of equity, France Loisirs shall comply with such requirement and meet 100% of such need. France Loisirs shall be entitled, but not obligated, to reinvest a sum of the profits back into the Business, and Audible shall be entitled but not obligated to invest an Additional Investment, including in the situation described in the preceding sentence by matching any mandatory equity recapitalization by France Loisirs. Unless otherwise mutually agreed and in the absence of an obligation for equity recapitalization, the Additional Investment shall be in the form of a loan at an interest rate of not less than 15% per annum (or if less, the maximum rate allowable at law), subject to terms reasonably agreeable to Audible and France Loisirs (with agreement not being withheld or conditioned unreasonably). Provided, however, in the event an Additional Investment is made, the party(ies) providing such Additional Investment(s) (in excess of the Business’s startup losses, the recoupment of which is covered separately above in Section 4.1), will receive one hundred percent (100%) of the pro-rata share of the Net Income of the Business corresponding to their Additional Investment(s), compared to all other prior and simultaneous Additional Investment(s) (in excess of the Business’s startup losses, the recoupment of which is covered separately above in Section 4.1) on a priority basis over the Additional Royalty until the parties have fully recouped their respective Additional Investment(s)

~***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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4.7 Budget. Audible and France Loisirs shall jointly agree on the annual budget of the Business (the “Budget”). In addition, in the selection of the CEO for the Business and of any replacement for that CEO, Audible will have an opportunity to interview and evaluate the candidate and consult with France Loisirs on the selection; and in each appointment will be entitled to veto the nominee once; but a second selection nominated by France Loisirs shall remain subject to the consultation set forth above but not to a veto by Audible.

4.8 Consolidation of Financials. All financial information and calculations related to the Business or the payments described in this Agreement shall be provided and made on a consolidated basis including any individual entities participating in the Business.

4.9 Royalty Payments to France Loisirs for France Loisirs Content. France Loisirs agrees to make available France Loisirs’s content for licensing, use and distribution by Audible in connection with the Audible Service, to the extent that France Loisirs has the right to grant such rights to the content. If and to the extent Audible elects to license any such content from France Loisirs, Audible agrees to pay France Loisirs the third party licensing fees (e.g., publishers’ royalties) incurred by France Loisirs to enable Audible’s use of the content licensed by Audible, * * * derived from Audible’s licensing and distribution of the content in connection with the Audible Service. The parties shall mutually agree upon a payment schedule for any such royalty payments, but such payments shall be made on a quarterly basis.

4.10 Payments to Audible by Audio Direct. The payments to Audible under this ARTICLE 4 will be made by Audio Direct, although France Loisirs shall remain jointly and severally liable with Audio Direct for payment of such amounts as are due to Audible. France Loisirs will secure that Audio Direct receives the financial resources necessary to fulfill its payment obligations under this Agreement. For that purpose, France Loisirs will provide such financial resources by infusing cash into Audio Direct's capital reserve account readily in advance of the due date of any payment obligations of Audio Direct under this Agreement.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

5.1 Warranties by Audible. Audible hereby represents and warrants to France Loisirs that:

(a) Organization; Power. Audible is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Audible has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b) Authority; Enforceability. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Audible. This Agreement constitutes the legal, valid and binding agreement of Audible, enforceable against Audible in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

(c) Noncontravention. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall not (i) conflict with or result in any violation of any provision of the organizational documents of Audible, as amended to date; (ii) conflict with, result in any violation or breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to, or result in being declared void or voidable, any term or provision of any note, bond, mortgage, indenture, lease, license, contract or other instrument to which Audible is a party or by which any of its properties or assets are or may be bound; or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Audible.

~***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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(d) Non-Infringement. The elements of Audible IP identified in Schedule 5.1(d) (the “Owned Audible IP”) are owned by Audible, and Audible has received no written claim (which term shall include claims made via telefax) that the Owned Audible IP infringes upon any other party’s intellectual property rights or any other proprietary rights, except for any claims that may be described in Schedule 5.1(d).

(e) Ownership; Right to Use. Subject to Section 5.1(d) and Schedule 5.1(d), Audible has full and valid title to the Audible IP or a valid right to use the Audible IP.

5.2 Warranties by France Loisirs. France Loisirs hereby represents and warrants to Audible that:

(a) Organization; Power. France Loisirs is a stock corporation duly organized and validly existing under the laws of France. France Loisirs has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b) Authority; Enforceability. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of France Loisirs. This Agreement constitutes the legal, valid and binding agreement of France Loisirs, enforceable against France Loisirs in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

(c) Noncontravention. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall not (i) conflict with or result in any violation of any provision of the organizational documents of France Loisirs, as amended to date; (ii) conflict with, result in any violation or breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to, or result in being declared void or voidable, any term or provision of any note, bond, mortgage, indenture, lease, license, contract or other instrument to which France Loisirs is a party or by which any of its properties or assets are or may be bound; or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to France Loisirs.

(d) Non-Infringement. France Loisirs has received no written claim (which term shall include claims made via telefax) that any of the France Loisirs IP owned by France Loisirs infringes upon any other party’s intellectual property rights or any other proprietary rights.

5.3 Disclaimer of Other Warranties. THE EXPRESS WARRANTIES MADE IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES OR CONDITIONS, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING BUT NOT LIMITED TO ANY IMPLIED OR OTHER WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NON-INFRINGEMENT. ALL OTHER WARRANTIES ARE DISCLAIMED.

~***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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ARTICLE 6
BOOKS, RECORDS, REPORTING AND AUDITS

6.1 Books and Records; Financial Statements. During the Term and until the later of five (5) years following termination or expiration of this Agreement or until all pending matters related to this Agreement and the Business are closed, the parties will maintain complete and accurate books and records related to this Agreement and the Business, consistently applied and in accordance with International Accounting Standards and local accounting requirements. These books and records will be reasonably sufficient to enable each party to audit the other party’s undertakings with respect to this Agreement and the Business and to verify compliance with this Agreement and applicable laws. The Business’s financial statements (and, as the case may be, the financial statements of the legal entity operating the Business) shall be audited by a reputed, agreed upon audit firm (such as KPMG, Ernst & Young, PWC, or CONSULTAUDIT and the like), and then approved and adopted by the Business (or, as the case may be, by the relevant corporate bodies of the legal entity operating it). The financial statements of the Business (or, as the case may be, of the legal entity operating it) shall be made in accordance with IAS.

6.2 Financial Audits. During the Term and for a period of one (1) years following termination of this Agreement, each party (and its designated auditors) shall have the right to audit fully the relevant accounting and other financial books and records of the other party, to the extent such are related to the Business (i.e., to the extent France Loisirs shall operate the Business through a subsidiary as envisaged in Section 13.12 (in particular through Audio Direct), Audible’s right to audit shall be limited to the relevant accounting and other financial books and records of that subsidiary and, to the extent not visible from the books and records of the subsidiary, of France Loisirs but isolated to its financial relationship with the subsidiary), to verify amounts charged, paid or payable under this Agreement and otherwise verify conformance with the financial terms of this Agreement and compliance with applicable accounting requirements. Such audit shall be conducted at the normal place where such books and records are stored, during normal business hours. Each party shall provide the other party and its representatives such information and assistance as may be reasonably requested in order to perform such audits; provided, however, that the parties shall endeavor to arrange such assistance in such a way that it does not interfere unreasonably with the conduct of the audited party’s business. Each party may conduct such audits up to once per rolling 6-month period, and each audit shall be upon reasonable prior written notice to the audited party. If any audit under this Section reveals any undisputed lack of compliance or other discrepancy with any requirement of this Agreement (including any underpayment or overpayment to the other party) the audited party or the party having received an overpayment, as the case may be, shall come into compliance promptly, at its expense, with underpayments and overpayments earning interest at the rate of one percent (1%) per month or, if less, the maximum rate allowed at law. Further, in the event such inspection or audit is made necessary by a party’s failure to furnish Reports, supporting records or other information in accordance with this Agreement, or to furnish such Reports and information on a timely basis, or if an undisputed underpayment or overpayment exceeds five percent (5%) of amounts otherwise paid or owing, then the audited party or the party having received an overpayment, as the case may be, also shall reimburse the other party for the reasonable expenses associated with such audit, including, without limitation, the charges of any independent accountants and the travel expenses, room and board and compensation of the auditing party’s employees engaged in the audit.

6.3 Third Party Auditors. Use of a third party auditor under this Section shall be subject to such third party’s execution of a confidentiality agreement reasonably acceptable to the audited party (with agreement not being withheld unreasonably) to protect the confidentiality of the audited information.

6.4 Audit Follow-Up. Following an audit or examination under this Section, the auditing party may request an exit conference with the other party to obtain factual concurrence with issues identified in the audit. If and to the extent there is good faith disagreement that is not rectified in the normal course, such disagreement shall be escalated for resolution in accordance with Section 11.1 The parties also, upon request, will meet to review each audit report to agree mutually upon the appropriate manner, if any, in which to respond to suggested changes suggested by the audit report. The parties agree to develop operating procedures for the sharing of audit findings and reports related to the operating practices and procedures of the parties under this Agreement.

~***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
17

6.5 Reports. The parties shall mutually agree upon the form, substance and frequency of periodic reports to be provided by France Loisirs to Audible in connection with the Business (collectively, “Reports”), including but not limited to, the annual Budget of the Business, monthly performance of the Business as compared to the Budget, and updates to the Budget. Each party also agrees to provide the other party with such additional reports as may be required by such other party to meet requirements of applicable law or regulation, and to meet such other party’s record keeping and audit requirements.

ARTICLE 7
TERM AND TERMINATION

7.1 Term. The initial term of this Agreement (the “Initial Term”) shall commence on the Effective Date and continue for a period of twenty four (24) months, unless this Agreement is terminated sooner in accordance with its terms. This Agreement thereafter may be renewed by France Loisirs in its sole discretion for successive three (3) year periods by providing notice of renewal to Audible prior to the expiration of the Initial Term or the then-current renewal period (which together with the Initial Term, collectively constitutes the “Term”).

7.2 Termination By France Loisirs Without Cause. If France Loisirs is in compliance with its material obligations under this Agreement (including its obligation to pay all amounts due to Audible, with the payment schedule for all remaining portions of the Upfront Services Fee and the Upfront Royalty Payments being deemed to be accelerated so that such amounts shall be due on the date of termination), France Loisirs will have the right to terminate this Agreement without cause, according to the terms and conditions of this Section and subject to the restrictions on competition set forth in ARTICLE 8. France Loisirs must provide Audible with written notice of its intent to terminate this Agreement at least one hundred eighty (180) days before its proposed termination date. This notice is irrevocable and Audible shall have the right to rely on it. This Agreement shall automatically terminate on the one hundred eightieth (180th) day following the date that France Loisirs deliver its notice. France Loisirs must comply with its obligations in ARTICLE 8 below upon the termination of this Agreement. A termination of this Agreement by France Loisirs other than in compliance with the terms of this ARTICLE 7 and ARTICLE 8 shall be deemed a material breach of this Agreement.

7.3 Termination By Parties For Cause.

(a) Subject to the completion of the process set forth in Section 7.3(b) in accordance with the applicable timeframes, this Agreement will terminate immediately upon delivery of written notice of termination to the respective other party, if such party has not complied with the relevant obligation within ten (10) days after a written request to comply is delivered to it, if:

(i) A party: (1) makes any material misrepresentation or omission in the course of the other party’s determining whether to enter into or remain in this Agreement, or (2) breaches any representation, warranty or certification set forth in this Agreement;

(ii) A party makes any unauthorized use of the Marks (in the case of France Loisirs) or any unauthorized use or disclosure of the Business or other Confidential Information; or per this Agreement France Loisirs materially or repeatedly breaches its obligations under Sections 3.1 or 3.2 or there is any unauthorized use or disclosure of Confidential Information of Audible or France Loisirs that is material but not reasonably capable of cure; or

~***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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(iii) A party makes an unauthorized transfer of any interest in this Agreement or (in the case of France Loisirs and Section 8.3) the Business.

In addition, this Agreement will terminate immediately upon a party’s delivery of written notice to the other party if such other party fails to make payments of any more than insignificant amounts due to the other party, or otherwise fails to comply with any other material provision of this Agreement or any other material agreement between France Loisirs and Audible or any applicable material law or material mandatory standard or material operating procedure, and, in each case, does not correct the failure within thirty (30) days after written notice of the failure to comply is delivered to the other party.

(b) Prior to exercising any of the preceding termination rights, the parties agree to use their good faith efforts to resolve the problem through direct negotiations and escalation in accordance with Section 11.2, without the requirement of entering into arbitration unless mutually agreed; however, in such event, the timeframe for internal escalation shall be thirty (30) days or such other period that the parties may mutually agree upon.

7.4 Rights and Obligations of the Parties Upon Termination.

7.4.1 Payment of Amounts Owed. Within ten (10) days after this Agreement terminates, each party shall pay the other party all amounts that the first party then owes the other party, other than amounts which relate to any Pending Orders (defined below).

7.5 Marks. France Loisirs agrees that after this Agreement terminates, France Loisirs shall:

(a) not directly or indirectly at any time or in any manner (except where mandatory under applicable law) identify France Loisirs’s or any business as Audible’s current or former licensee or as otherwise associated or formerly associated with Audible, use any of the Marks or any colorable imitation of a Mark in any manner or for any purpose, or use for any purpose any trade name, trademark, service mark or other commercial symbol that suggests or indicates a connection or association with Audible;

(b) remove all of the Marks from any and all facilities, marketing copy and other materials France Loisirs has used and which are not solely for internal use of the Business and therefore not accessible to third parties, and return to Audible (or, at Audible’s option, destroy) all unused invoices, purchase orders, advertising and marketing materials, forms and other materials containing any Mark or otherwise identifying or relating to Audible or any of its intellectual property;

(c) take any action that may be required to cancel all fictitious or assumed name or equivalent registrations relating to France Loisirs’s use of any Mark;

(d) if applicable, notify all appropriate parties of the termination or expiration of France Loisirs’s right to use all domain names and web sites using the Marks and authorize the transfer to Audible or Audible’s designee of all rights to such domain names and web sites. Audible has the absolute right and interest in and to all such domain names and web sites and France Loisirs hereby authorizes Audible to direct all appropriate parties to transfer such domain names and web sites to Audible or Audible’s designee if this Agreement is terminated for any reason whatsoever. All parties may accept this Agreement as conclusive evidence of Audible’s right to such domain names and web sites and this Agreement will constitute the authority from France Loisirs for all parties to transfer all such domain names and web sites to Audible or Audible’s designee. For the avoidance of doubt, if France Loisirs decides to channel the Business through a domain name not containing the Marks or any Audible trademarks or branding, or through a web site on which the use of the Marks and all of Audible’s trademarks and branding can be discontinued, France Loisirs shall remain the owner of, and shall be entitled to continue to use, such domain name and web site, and its obligations shall be not to use the Marks or any other Audible trademarks or branding in such domain name and on such web site.

~***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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7.6 Return of Confidential Material. Each party agrees that, after this Agreement terminates, it will immediately cease using in any business or otherwise the Confidential Information disclosed to it under this Agreement and return to the other party all copies of the Confidential Information (including the customer and approved supplier lists France Loisirs used in the operation of the Business) and any other materials that might contain any Confidential Information or trade secrets of the other party except to the extent that a party reasonably requires Confidential Information of the other party to exercise its continuing rights. Any such information retained by a party shall continue to be subject to the terms and conditions of this Agreement.

ARTICLE 8
DISENTANGLEMENT

8.1 Restrictions on Establishing a Competitive Business.

8.1.1 General. In the event that France Loisirs elects to discontinue the Business or terminates this Agreement under Section 7.1, the licenses and rights granted to France Loisirs under this Agreement shall terminate with the effectiveness date of such termination and France Loisirs shall not thereafter, for a period of 24 months, establish a downloading of digital audiobook and/or spoken word audio content business in or for the Exclusive Field except as otherwise allowed pursuant to Section 8.1.2, below. Subject to the terms of this Agreement, in the event that Audible should chose to discontinue the relationship with France Loisirs other than for breach of this Agreement by France Loisirs (or by the Business) or any of the other “for cause” reasons set forth in Section 7.3, Audible shall not thereafter, for a period of 24 months, establish a downloading of digital audiobooks and spoken content business in or for the Exclusive Field alone or with a new partner.

8.1.2 Conditions. If, however, the reason for the decision by France Loisirs to discontinue the Business is the material failure by Audible to provide the technology, Services and rights described in this Agreement, France Loisirs shall have the right, subject to the terms of this Agreement, to establish, independently, a downloading of digital audiobook and spoken content business in and for the Exclusive Field without any waiting period, provided that: (i) France Loisirs has notified Audible in writing of the failure, reasonably documenting (using credible evidence) the basis for its claim of breach and demanding its cure, (ii) Audible does not cure any undisputed failure(s) within a reasonable period of time following receipt of such notice (with reasonableness determined based on the totality of the circumstances, but in any event not less than thirty (30) days), subject to the parties’ using good faith efforts to escalate and resolve any claims of failure that are subject to a good faith dispute, including through meetings between senior representatives of the parties, engagement of an agreed upon expert or consulting firm to evaluate the dispute and make recommendations, and arbitration of the dispute pursuant to Section 11.1, and (iii) France Loisirs does not use any intellectual property or Confidential Information of Audible or its licensors (other than with the written consent of Audible or the applicable licensors), or violate any of Audible’s (or its licensors’) intellectual property rights. If France Loisirs exercises such right, Audible shall not thereafter, for a period of 24 months, establish a downloading of digital audiobooks and spoken content business in or for the Exclusive Field alone or with a new partner.

~***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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8.2 Nonsolicitation and Noncompetition. In addition, to protect the Confidential Information and the goodwill of the respective beneficiary of the restriction pursuant to Section 8.1, the respective party bound by such restriction agrees that, during the Term and, except as otherwise set forth in Section 8.1 above for a period of two (2) years beginning on the date this Agreement terminates each party will not:

(a) have any direct or indirect interest as a disclosed or beneficial owner in any Competitive Business serving the same markets as the Business (i.e., downloading of digital audiobook and spoken word audio content business), in particular with respect to the Exclusive Field, except for participation in such a Competitive Business not in excess of ten percent (10%) of the voting rights;

(b) perform services as a director, officer, manager, employee, consultant, representative or agent for a Competitive Business serving the same markets as the Business, in particular with respect to the Exclusive Field, except board memberships and the like within the context of a participation in such a Competitive Business not in excess of ten percent (10%) of the voting rights; or

(c) directly or indirectly solicit any person who was an employee or business associate of the beneficiary of the restriction directly involved in the Business during any part of the year preceding the date this Agreement terminates to become an employee or independent contractor for any Competitive Business serving the same markets as the Business, in particular with respect to the Exclusive Field.

8.3 Sale of the Business. There shall be no sale, direct or indirect, of the Business for the first eighteen (18) months after the Effective Date, and any sale of the Business thereafter shall only be with Audible’s express prior written approval (which shall not be withheld unreasonably). After such first eighteen (18) months, France Loisirs shall be entitled to sell minority stakes in the Business (including in the form of a sale of minority interests in any subsidiary of France Loisirs through which it operates the Business) to individuals and third parties that are solely financial investors (i.e., investors whose principle business is making investments, as distinguished from strategic or industrial investors), provided that any other sale of a minority stake shall require Audible’s prior written consent thereto (which shall not be withheld unreasonably). Such sales shall not be subject to any right of first refusal of Audible as long as France Loisirs controls the Business, or the subsidiary through which it operates the Business, as the case may be, provided that Audible has provided its prior written consent (which shall not be withheld unreasonably). As soon as a sale of a minority stake, individually or together with any prior sales of minority stakes, would put an end to France Loisirs’s (or any entity which, directly or indirectly controls France Loisirs), control over the Business or over the subsidiary through which it operates the Business, Audible shall have the right of first refusal, in accordance with this Section, to purchase the (remaining part of the) Business or the (remaining) interest in the subsidiary through which France Loisirs operates the Business, as the case may be (the “Business For Sale”), at the price and subject to no less favorable terms that France Loisirs offers (or intends to offer) the Business For Sale to any third party. If Audible shall choose not to acquire the Business For Sale, France Loisirs may sell the Business For Sale to a qualified purchaser (excluding a direct competitor of Audible), but subject in all events to the prior written consent of Audible which will not be unreasonably withheld.

~***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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8.3.1 Additional Definitions.

(a) “Acquisition” means any of the following: (i) any merger, reorganization, share exchange, consolidation or other business combination aiming at specifically the Business or a significant part thereof, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition aiming specifically at all or a significant portion of the assets of the Business or any of its participating entities in any single transaction or a series of related transactions other than in the ordinary course of business or for credit, refinancing, intra-group restructuring or similar purposes, or (iii) any license by the Business (or any of its participating entities) of their respective intellectual property specifically related to the Business other than in the ordinary course of business.

(b) “Acquisition Proposal” means any of the following (i) any agreement, offer or proposal for, or any indication of interest in an Acquisition; or (ii) any public announcement of a proposal, plan or intention to enter into any such agreement, make any such offer or proposal or express any such indication of interest.

(c) “Group” means two or more Persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, or disposing of the applicable securities or assets referred to in this Section.

(d) “Person” means any natural person, corporation, limited liability company, general partnership, limited partnership, trust, proprietorship, joint venture, business organization or government, political subdivision, agency or instrumentality, or other business entity or party.

8.3.2 Notice of Acquisition Proposal. If France Loisirs receives an Acquisition Proposal, or the Board of Directors of France Loisirs, or any duly authorized committee thereof (the “Board”), acting in good faith, authorizes France Loisirs or any of its officers or agents to initiate or pursue an Acquisition Proposal, then within 5 business days after receipt of such offer by France Loisirs or such authorization by the Board, as applicable, France Loisirs shall provide Audible with written notice (the “Notice”), by facsimile or hand delivery, to the facsimile number or address listed in this Agreement, of the material terms of the Acquisition Proposal. The Notice shall include the identity of the party or parties involved in such Acquisition Proposal and either (i) if the Acquisition Proposal is in writing, a true and complete copy of the Acquisition Proposal, or (ii) if the Acquisition Proposal is not in writing, a written summary of the material terms of the Acquisition Proposal. The preceding obligations of France Loisirs are subject to any confidentiality clauses contained in, or legal confidentiality obligations affecting, such Acquisition Proposal. To the extent France Loisirs feels bound, in its reasonable judgement, by such confidentiality clauses or obligations, it shall, within the above 5 business days period, seek the approval of the author of the Acquisition Proposal to comply with the first two sentences of this Section 8.3.2 and shall for that purpose be entitled to disclose the existence of a right of first refusal of Audible to the author of the Acquisition Proposal. In case such approval is denied, and if in France Loisirs’s reasonable judgement a compliance with the first two sentences of this Section 8.3.2 in the absence of such approval would have adverse consequences for France Loisirs, France Loisirs shall not be obliged to comply with the first two sentences of this Section 8.3.2, but shall in this case be obliged to refuse the Acquisition Proposal.

8.3.3 Review and Negotiation Periods.

(a) Prior to Audible’s receipt of the Notice, and for a period of ten (10) business days thereafter (which time period may be extended by mutual written agreement between the parties hereto) (the “Review Period”), France Loisirs shall not enter into a definitive agreement providing for an Acquisition with any third Person. During the Review Period, France Loisirs shall provide Audible access to facilities, personnel, documents and other information relating to the Business and its products that is no less extensive than that provided to any other party that has made or is contemplating making an Acquisition Proposal. During the Review Period, Audible may, in its sole discretion, present a proposal relating to an Acquisition (an “Audible Proposal”).

~***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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(b) In the event that Audible presents France Loisirs with a Audible Proposal prior to the expiration of the Review Period, France Loisirs shall negotiate with Audible in good faith for a period of fifteen (15) business days thereafter (which period may be extended by mutual written agreement between the parties hereto) (the “Negotiation Period”) to reach mutually agreeable terms for the Acquisition contemplated thereby. During the Negotiation Period, France Loisirs shall not enter into a definitive agreement providing for an Acquisition with a party other than Audible, and France Loisirs shall continue to provide Audible access to facilities, personnel, documents and other information relating to the Business and its products that is no less extensive than that provided to any other party that has made or is contemplating making an Acquisition Proposal.

(c) Notwithstanding anything to the contrary contained herein, if during the Review Period or the Negotiation Period, as the case may be, any material amendment is made to the terms of the Acquisition Proposal described in the Notice, (1) then within 1 day of such amendment, France Loisirs shall provide Audible with written notice, by facsimile or hand delivery to the facsimile number or address listed in this Agreement, of the material terms of such amendment (with the restrictions contained in the last three sentences of Section 8.3.2 applying mutatis mutandis), and (2) the Review Period or Negotiation Period, as the case may be, shall be extended by an additional ten (10) business days. The provisions of this Section shall apply with the same effect to successive amendments, if any, to the terms of any Acquisition Proposal.

(d) In the event that: (A) Audible does not deliver a Audible Proposal to France Loisirs prior to the expiration of the Review Period, or (B) within the 20 business days (or other mutually agreed upon time period, as set forth above) following France Loisirs’s receipt of a Audible Proposal, France Loisirs and Audible do not reach mutually agreeable terms for the Acquisition contemplated thereby, then, and only then, France Loisirs shall be free, for a period of 90 calendar days following expiration of the Review Period (in the case of clause (A) above), or the expiration of the Negotiation Period (in the case of clause (B) above), as applicable, to enter into a definitive agreement with respect to the Acquisition Proposal on the terms and conditions set forth in the Notice or on such other terms and conditions, in the aggregate, not materially more favorable to the parties (other than France Loisirs) involved with such Acquisition Proposal than those specified in the Notice.

8.3.4 Void Transactions. Unless France Loisirs shall have complied with all of the procedures and requirements of Section 8.3, then any Acquisition Proposal that France Loisirs may accept, and any transaction it may purport to effect pursuant thereto, shall be void ab initio.

8.3.5 Termination. Audible’s rights under Section 8.3 shall terminate and be of no further force or effect upon the date of the completion of the transactions contemplated by any Acquisition Proposal described in this Section 8.3 provided that France Loisirs has complied with the provisions of this Section 8.3.

8.4 Failure to Launch; Walkaway Rights. If for an unforeseeable reason during the start-up phase (meaning the period commencing on the Effective Date until Launch of the Business), the Business should turn out not to be able, despite France Loisirs’s good faith efforts, to develop and implement a position for a Launch, the Launch will be postponed for a mutually agreed upon period. If as a result and despite France Loisirs’s good faith efforts to achieve a successful Launch, the Launch of the Business does not occur on or before * * *, this Agreement may be terminated in its entirety by either party upon written notice, without any liability against either party due solely to such termination, but subject to the terms and conditions of this Agreement.

~***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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8.5 Audible’s Additional Rights Upon Termination of this Agreement by France Loisirs. In addition to any other rights or remedies available to Audible, if France Loisirs terminates this Agreement, Audible shall have the right, at market value, but in no case less than the Start-Up Costs of France Loisirs through the date of termination not yet recouped through Bonuses plus any amount of payments made to Audible under Section 2.3.1, to assume ownership of the Business and take over all operation of the Business going forward following termination of this Agreement (“Transition”). To the extent France Loisirs operates the Business through a subsidiary, upon France Loisirs’s request, such assumption of ownership of the Business shall be in the form of a purchase of all of the shares and voting rights in such subsidiary.

(a) If Audible elects to engage in a Transition of the Business, the parties shall negotiate, in good faith, a Transition agreement. As part of this Transition agreement, France Loisirs shall, in accordance with Audible’s reasonable requests and instructions, use its best efforts to transfer all of its right, title and interest in and to the Business (and all related assets not already owned by or licensed to Audible, including without limitation, all of the Business’s rights to any intellectual property assets, content used or offered by the Business (in any language), customer relationships, services, customer and supplier relationships, and rights to all Business-related information and any other materials or information used in or necessary to the Business or its operations. Provided that, France Loisirs shall have no responsibility for assuring, and shall not be obliged to assure that all of its agreements with third parties with respect to the Business include transferability to Audible consistent with this Section 8.5 if Audible elects to exercise its rights to Transition of the Business.

(b) As part of the Transition, France Loisirs further agrees, as part of its obligations, that Audible may (at Audible’s option and on its own behalf and at its cost), notify any and all customers, vendors and suppliers of the Business of the termination or expiration of this Agreement.

(c) France Loisirs shall cooperate fully with Audible prior to and following termination of this Agreement, in effecting a smooth Transition, and shall work with Audible in good faith to implement any reasonable and appropriate steps necessary to achieve the Transition in accordance with this Section and the Transition agreement.

8.6 Verification And Inspection. In order to assure compliance with this Section, France Loisirs agrees to allow Audible or Audible’s representatives to enter the premises of the Business during normal business hours to verify and secure France Loisirs’s compliance with this Article and with Section 7.4.

ARTICLE 9
CONFIDENTIALITY

9.1 General. The parties each hereby acknowledge that as a result of the relationship established by this Agreement, each of them may have access to or may become aware of Confidential Information of the other party, and that such Confidential Information is a valuable and unique asset of such party. Audible and France Loisirs each hereby agrees to protect the confidentiality of all Confidential Information with at least the same degree of care with which it treats its own confidential information of similar importance (but in no event using less than commercially reasonable efforts). Each party agrees not to disclose any portion of the other party’s Confidential Information to third parties without the prior written consent of the other party, except as reasonably necessary to perform its obligations under this Agreement and as expressly authorized in this Agreement or required by applicable law.

~***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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9.2 Confidential Information Defined. As used above, “Confidential Information” means non-public information of a party, including confidential information regarding a party’s products, systems, and services, including their design, structure, or construction, as well as marketing, engineering and other plans, financial statements and projections, customer and supplier information, research, designs, compilations, methods, techniques, processes, procedures, and know-how, whether in tangible or intangible form, and whether or not stored, compiled or memorialized physically, electronically, graphically, photographically, or in writing. Confidential Information shall not include information that (i) is, as of the time of its disclosure of thereafter becomes part of the public domain through no fault of the receiving party; (ii) can be demonstrated by credible evidence: (x) as rightfully known to the receiving party prior to the time of its disclosure, or (y) to have been independently developed by the receiving party; (iii) is subsequently learned from a third party not under a confidentiality obligation to the disclosing party; or (iv) is required to be disclosed pursuant to a duly authorized subpoena, court order or government authority, provided that the receiving party has provided prompt written notice and assistance to the disclosing party prior to such disclosure, so that the disclosing party may seek a protective order or other appropriate remedy to protect against disclosure. In the event of a dispute, the party seeking to prove that information is not Confidential Information shall bear the burden of proof.

ARTICLE 10
INDEMNIFICATION

10.1 Indemnification by Audible. Audible agrees to indemnify, defend and hold France Loisirs and its affiliates, members, directors, officers, shareholders, employees, representatives, agents, attorneys, successors and assigns (collectively, the "Indemnified Parties") harmless from and against any and all third party claims, liabilities, obligations, judgments, causes of actions, costs and expenses (including reasonable attorneys' fees) arising out of or related to: (i) the Audible IP, as provided by Audible, infringing upon any intellectual property rights of any third party, (ii) the breach of this Agreement, by Audible or anyone acting on its behalf, and (iii) France Loisirs’s compliance with specific instructions or requirements of Audible in connection with operating the Business. In addition, if in Audible’s reasonable opinion a claim that any of the Audible IP infringes upon the intellectual property rights of a third party is likely to be founded, Audible may, at its sole option and expense (subject to its agreements with its vendors and suppliers): (i) procure the right to continue using the affected item(s), (ii) replace or modify the infringing item(s) so that it becomes non-infringing, or (iii) if neither option (i) nor option (ii) is reasonably available or in Audible’s judgment reasonably feasible, terminate this Agreement with respect to the infringing items (without affecting Audible’s indemnification obligation, as described above). In no event will Audible’s obligations or liabilities under this Section extend to any matter for which France Loisirs is providing an indemnity, or to any Audible IP that has been modified by France Loisirs for use in the Business without the specific consent of Audible, and Audible also shall have no obligations or liabilities to the extent arising from or related to France Loisirs: (w) using or combining or co-mingling any Audible IP (or any part thereof) with non-Audible materials or information, (x) using Audible IP following notice from Audible to cease use as a result of an actual or alleged infringement, (y) using the Audible IP in an unauthorized, unlawful or inappropriate manner, or (z) with respect to any claim or liability in which France Loisirs or any of its Indemnified Parties has a pecuniary or other material interest.

~***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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10.2 Indemnification by France Loisirs. France Loisirs agrees to indemnify, defend and hold Audible and its Indemnified Parties harmless from and against any and all third party claims, liabilities, obligations, judgments, causes of actions, costs and expenses (including reasonable attorneys' fees) arising out of or related to: (i) the France Loisirs IP infringing upon any intellectual property rights of any third party, (ii) the conduct or operation of the Business, or the breach of this Agreement, by France Loisirs or anyone acting on its behalf, and (iii) Audible’s compliance with specific instructions or requirements of France Loisirs in performing any Services or in connection with operating the Business. In addition, if in France Loisirs’s reasonable opinion a claim that any of the France Loisirs IP infringes upon the intellectual property rights of a third party is likely to be founded, France Loisirs may, at its sole option and expense (subject to its agreements with its vendors and suppliers): (i) procure the right to continue using the affected item(s), (ii) replace or modify the infringing item(s) so that it becomes non-infringing, or (iii) if neither option (i) nor option (ii) is reasonably available or in France Loisirs’s judgment reasonably feasible, terminate this Agreement with respect to the infringing items (without affecting France Loisirs’s indemnification obligation, as described above). In no event will France Loisirs’s obligations or liabilities under this Section extend to any matter for which Audible is providing an indemnity, or to any France Loisirs IP that has been modified by Audible for use in the Audible Service without the specific consent of France Loisirs, and France Loisirs also shall have no obligations or liabilities to the extent arising from or related to Audible, in connection with the Audible Service or its activities not related to the Business: (w) using or commingling any France Loisirs IP (or any part thereof) with non-France Loisirs materials or information, (x) using France Loisirs IP following notice from France Loisirs to cease use as a result of an actual or alleged infringement, (y) using the France Loisirs IP in an unauthorized, unlawful or inappropriate manner, or (z) with respect to any claim or liability in which Audible or any of its Indemnified Parties has a pecuniary or other material interest.

10.3 General Indemnity. Each party also shall indemnify, defend and hold the other party and its respective Indemnified Parties harmless from and against any and all third party claims, liabilities, obligations, judgments, causes of actions, costs and expenses (including reasonable attorneys' fees) arising out of or related to personal injury, including death, and tangible property damage caused by the negligent or intentional acts of a party or its employees, agents and/or subcontractors. Nothing contained in this Section, however, shall bar a claim for contributory negligence.

10.4 Indemnification Procedures. The indemnifying party’s obligations are conditioned upon the indemnified party: (i) giving the indemnifying party prompt written notice of any claim, action, suit or proceeding for which the indemnified party is seeking indemnity; (ii) granting control of the defense and settlement to the indemnifying party; and (iii) reasonably cooperating with the indemnifying party at the indemnifying party’s expense. Each party agrees to not settle any such claim, action, suit or proceeding for which it is indemnifying the other in a manner which does not result in the complete, unconditional release of the indemnified party from all claims and liabilities without first consulting the other and obtaining its consent thereto (which shall not be unreasonably withheld). Notwithstanding the foregoing, an indemnified party may, at its option and expense, participate in the defense or settlement of any claim, action, suit or proceeding covered by this Article.

ARTICLE 11
DISPUTE RESOLUTION

11.1 General. All disputes, claims and controversies between Audible and France Loisirs arising out of or related to this Agreement that are not settled in the normal course of business shall be settled in accordance with this ARTICLE 11.

11.2 Internal Escalation. The parties shall seek to resolve any such dispute between them, first, by negotiating promptly with each other in good faith in direct negotiations. These direct negotiations shall be conducted by the respective designated Relationship Manager of each party, and the dispute shall be escalated internally by each party as reasonably necessary or appropriate to seek resolution of the dispute. If the parties are unable to resolve the dispute between them through these negotiations within sixty (60) days following their commencement (or within such other period as the parties may otherwise agree upon), then any such disputes shall be settled by binding arbitration in accordance with Section 11.3.

~***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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11.3 Arbitration. All disputes arising out of or in connection with the present Agreement which have not been resolved pursuant to Section 11.2 shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with said Rules; however, the parties each shall have at all times the unrestricted right to seek any injunctive or equitable relief available to it in local courts under applicable laws. The seat of the arbitration shall be Paris, France, unless another place is mutually agreed upon in writing. The arbitration shall be conducted in the English language.

ARTICLE 12
LIMITATIONS ON LIABILITY

TO THE MAXIMUM EXTENT ALLOWABLE AT LAW AND EXCEPT AS SET FORTH IN ARTICLE 10 RESPECTING INDEMNIFICATION AND EXCEPT FOR INSTANCES OF FRAUD OR WILLFUL MISCONDUCT, NEITHER AUDIBLE NOR FRANCE LOISIRS SHALL HAVE ANY LIABILITY ARISING UNDER OR RELATED TO THIS AGREEMENT FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, PUNITIVE, RELIANCE OR COVER DAMAGES (INCLUDING FOR LOST PROFITS OR LOST SAVINGS) HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE, STRICT LIABILITY AND OTHER TORT OR CONTRACT CAUSES OF ACTION), EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE 13
MISCELLANEOUS

13.1 Captions; References; Terminology. Captions and titles of Sections, Schedules, Exhibits and other Attachments that are used in this Agreement are used herein for convenience of reference only and shall not be used in the construction or interpretation of this Agreement. Any reference herein to a particular Section or Paragraph number (e.g., “Section 2”), shall be deemed a reference to all Sections of this Agreement that bear sub-numbers to the number of the referenced Section (e.g., Sections 2.1, 2.1.1, etc.). As used herein, the word “including” shall mean “including, without limitation.”

13.2 Severability and Substitution of Valid Provisions. The provisions of this Agreement are considered severable. If any court, agency or other tribunal with proper jurisdiction in a proceeding to which France Loisirs and Audible are a party holds, in a final ruling, that any part of this Agreement is invalid or conflicts with any applicable law, then such provision shall be deemed to be restated so as to be enforceable, to the maximum extent permissible under law, consistent with the intent and economic benefits of the original provision; the remainder of this Agreement shall remain in full force and effect. The other parts of this Agreement which are meaningful after the deletion or modification of the invalid part(s) will continue to be effective and bind France Loisirs and Audible. To the extent that any of the restrictive covenants contained in this Agreement are deemed unenforceable because of their scope in terms of area, activity prohibited and/or length of time, the parties agree that the unenforceable provision will be deemed modified or limited to the extent and in the manner necessary to make that particular provision valid, and to make such obligations enforceable to the fullest extent possible, under the laws applicable to the covenant’s validity. The parties agree to be bound by each provision of this Agreement to the greatest extent to which the parties may lawfully be bound.

13.3 Waiver.

13.3.1 Unilateral Waiver. Either France Loisirs or Audible may, by written notice, unilaterally waive or reduce any obligation of or restriction on the other party under this Agreement, effective upon delivery of written notice thereof to the other party or at such other effective date as stated in the notice. Any waiver or reduction a party grants will be without prejudice to any other rights that party may have, will be subject to such party’s continuing review and may be revoked at any time for any reason, effective upon delivery to the other party of written notice thereof.

~***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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13.3.2 No Guarantees. If one party gives the other party any waiver, approval, consent or suggestion, or if the first party delays its response to or deny any request for any waiver, approval or consent, such first party will not be deemed to have made any warranties or guarantees on which the other party may rely, and will not assume any liability or obligation to the other party.

13.3.3 No Waiver. If at any time one party does not exercise a right available under this Agreement or do not insist on the other party’s compliance with any one or more terms of the Agreement, or if a custom or practice develops between the parties which is inconsistent with this Agreement, the first party will not have waived the right to exercise the right or to demand compliance with that term or any of the other terms of this Agreement at a later time. Similarly, the waiver of any particular breach or series of breaches under this Agreement or of any term in any other agreement between France Loisirs and Audible will not affect a party’s rights with respect to any later breach. It will not be a waiver of any breach of this Agreement for a party to accept payments which are due to that party under this Agreement after the due date. Any agreement that a party has, or any action that such party takes, with a third party will have no effect on that party’s rights or on the other party’s obligations under this Agreement or any action one party may take with respect to the other party.

13.4 Cumulative Remedies. The rights and remedies that this Agreement grants to either party are cumulative and the exercise of any right or remedy will not prohibit either party from exercising any other right or remedy provided under this Agreement or permitted by law or equity.

13.5 Written Consents From Audible. Whenever this Agreement requires a party’s advance approval or consent, the other party agrees to make a timely written request for it. A party’s approval or consent will not be valid unless it is in writing and made by a duly authorized representative.

13.6 Governing Law. This Agreement shall in all respects be governed by the laws of France without giving effect to France’s conflicts of laws principles, and excluding the U.N. Convention on Contracts for the International Sale of Goods.

13.7 Binding Effect. This Agreement is binding on and will inure to the benefit of the parties’ successors and assigns.

13.8 Entire Agreement. This Agreement, including its Schedules, Exhibits and attachments, constitutes the entire agreement between France Loisirs and Audible regarding its subject matter, and there are no other oral or written understandings, representations or agreements between France Loisirs and Audible concerning the subject matter of this Agreement. This Agreement may be modified or amended only by a written agreement signed by both France Loisirs and Audible. The parties agree that this Agreement has been negotiated in English and that the English language version of this Agreement shall control over any other versions.

13.9 No Liability To Others. Except as provided otherwise in this Agreement, one party will not, because of this Agreement or any approvals, advice, payments or services provided to the other party, be liable to any person or legal entity who is not a party to this Agreement, and no other party will have any rights against the parties because of this Agreement.

~***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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13.10 Construction. All headings of the various sections and paragraphs of this Agreement are for convenience only and do not affect the meaning or construction of any provision. All references in this Agreement to the singular usage will be construed to include the plural and the masculine and neuter usages to include each other and the feminine. If two or more persons or entities other than Audible constitute the Business under this Agreement, such parties’ obligations and liabilities under this Agreement will be joint and several with France Loisirs, and any breach of this Agreement by any such person or entity shall be deemed to be the breach of France Loisirs for purposes of this Agreement. All rights and benefits granted hereunder to each party may be exercised and enjoyed by any existing or future subsidiary of either party but only under the authority of and with joint and several liability by the applicable party, unless otherwise mutually agreed by Audible and France Loisirs. Except where this Agreement expressly requires that one party reasonably approve or not unreasonably withhold its approval of any of the other party’s actions or requests, the first party shall have the absolute right to refuse any of the other party’s requests or to withhold its approval of any of the other party’s actions or omissions. The words “include” and “including” shall be interpreted to mean “including, but not limited to.”

13.11 Multiple Originals. The parties may execute multiple duplicate copies of this Agreement, and each executed copy will be deemed an original. Counterparts may be executed in either original or faxed form, and the Parties hereby adopt as original any signatures received via facsimile with confirmation of receipt.

13.12 Relationship of the Parties. The parties are independent contractors for all purposes of this Agreement. Neither party (nor any employee, subcontractor or agent thereof) shall be deemed or otherwise considered a representative, agent, employee, partner, franchisee or joint venturer of the other as a result of this Agreement. Further, neither Party (nor any employee, subcontractor or agent thereof) shall have the authority to enter into any agreement, nor to assume any liability, on behalf of the other party, nor to bind or commit the other Party in any manner, except as expressly provided in this Agreement. Notwithstanding anything to the contrary in this Agreement, the parties acknowledge and agree that: (i) the specific marketing and promotional activities to be undertaken by France Loisirs shall be under the control of France Loisirs and that Audible is not prescribing any particular marketing plan, system or methodology under this Agreement for the Business, (ii) Audible is not providing any operational management to France Loisirs under this Agreement, (iii) this Agreement does not establish, or purport to establish, and shall not be construed as establishing any equity joint venture of any form or fashion (i.e., a partnership, corporation or the like) and (iv) France Loisirs shall be solely responsible for the creation of its own advertising and promotional materials, and for training materials for its own personnel.

13.13 Injunctive Relief. Notwithstanding anything to the contrary contained in this Agreement, Audible and France Loisirs have the right at all times in any proper case to obtain equitable relief, including temporary restraining orders and temporary or preliminary injunctive relief, from any court of competent jurisdiction.

13.14 Notices And Payments. All written notices and reports permitted or required to be delivered by the provisions of this Agreement (or any Exhibit to this Agreement) will be deemed delivered at the following times: (a) the time delivered by hand; (b) one (1) business day after transmission by facsimile or other electronic system with proof of delivery or after placement with a reputable international commercial courier service for next business day delivery; (c)  seven (7) business days after placement in the relevant postal mail by registered or certified mail, return receipt requested, postage prepaid, or (d) upon refusal of receipt by the party receiving the notice. All notices and reports must be addressed to the party to be notified at its most current principal business address of which the notifying party has been notified. Each party agrees to send any and all payments and required reports to the respective other party at any address(es) such other party designates to the first party in writing. Any required payment or report which the relevant party does not actually receive at the correct address during regular business hours on the date due (or postmarked by postal authorities at least two (2) days before it is due) will be deemed delinquent.

~***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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13.15 Assignment. The parties may not assign, delegate or otherwise transfer this Agreement without the consent or permission of the other party (which shall not be withheld unreasonably so long as ARTICLE 8 has been complied with where applicable); except that, Audible may assign, delegate and/or transfer this Agreement without the consent or permission of France Loisirs as part of or otherwise in connection with a sale of all or substantially all of the assets of Audible. This Agreement shall be binding upon and inure to the benefit of the parties’ successors and permitted assigns.

13.16 Force Majeure. Neither party shall be liable for its failure or delay to perform its obligations hereunder if such failure is prevented, restricted or interfered with by reason of fire, flood, earthquake, or other acts of God, or by reason of a general unavailability or shortage of materials or Products or failures of suppliers, embargo, strikes, labor disputes, explosions, riots, acts of terrorism, war or other violence, or by reason of any law, order, proclamation, regulations, ordinance, demand or requirement of any government agency, or any other act or condition whatsoever beyond the reasonable control of such party.

13.17 Further Assurances. Each party agrees, at the other party’s request and reasonable expense, to provide reasonable assistance and cooperation to the other party and its designees, and to give testimony and execute documents and to take such further acts reasonably requested by the other to acquire, transfer, maintain, perfect, and enforce the other party’s intellectual property rights as described in this Agreement, and as may be necessary to effectuate the Transition of the Business or any other transactions contemplated by this Agreement.

13.18 Survival. The terms of this Agreement that by their nature should survive this Agreement shall survive any termination or expiration of this Agreement, including without limitation, all payment obligations, terms governing ownership of each party’s intellectual property, limitations and restrictions on the use of intellectual property (including Audible Know-How), the warranty disclaimers, indemnification terms, non-competition terms, and the terms of Sections 3.8, 5.3, and ARTICLE 6-ARTICLE 13.

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement effective as of the Effective Date.

AUDIBLE, INC.		FRANCE LOISIRS S.A.S.

By:	/s/Andy Kaplan	By:	/s/ Marc Olivier Sommer
Name:	Andy Kaplan	Name:	Marc Olivier Sommer
Title:	CFO	Title:	CEO
Date:	9/15/04	Date:	9/28/94

AUDIO DIRECT S.A.S.

		By:	/s/ Ara Cinar
		Name:	Ara Cinar
		Title:	CEO
		Date:	9/15/04

~***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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